Exhibit 99.1

NEWS RELEASE

LINCOLN FINANCIAL GROUP REPORTS FOURTH QUARTER EARNINGS
Record Gross Deposits and Domestic Net Flows
For the Quarter and Full Year

Philadelphia, PA, Feb. 9, 2004—Lincoln National Corporation, the parent company of the Lincoln Financial Group of companies, today reported net income of $194.3 million, or $1.08 per diluted share for its fourth quarter of 2003. By comparison, net income for the fourth quarter of 2002 was $51 million, or $0.29 per diluted share. For the full year of 2003, net income was $511.9 million or $2.85 per diluted share versus $48.8 million or $0.26 per diluted share in 2002.

     Income from operations for the fourth quarter was $178.7 million, or $0.99 per diluted share, compared to fourth quarter 2002 operating income of $100 million, or $.56 per diluted share. Return on equity for the quarter reached 14.6%. For the full year of 2003, income from operations was $592.8 million or $3.30 per diluted share compared to $431.6 million or $2.34 per diluted share. The attached table reconciles net income to income from operations for the corporation and its business segments. “Lincoln has focused on achieving product excellence, distribution expansion, higher net flows and expense management,” said Jon A. Boscia, chairman and chief executive officer of Lincoln Financial Group. “Our fourth quarter results demonstrate what our focus on these fundamentals can produce.”

Product Net Flows and Gross Deposits

     Lincoln reported record total domestic net flows for the quarter of $2.5 billion, up 84% from the prior year quarter. For the full year, total domestic net flows reached a record $6.2 billion, up 34% from 2002.

     Consolidated domestic retail deposits, which include annuities, mutual funds, life insurance and other personal wealth accumulation products, reached record levels for both the fourth quarter and the year, at $4 billion and $13.2 billion, respectively. Institutional deposits reached $1.9 billion for the quarter and $5.7 billion for the year.

Lincoln Retirement

Fourth Quarter Results

     Net income for the Retirement segment was $109.9 million for the quarter, compared to $5 million for the fourth quarter 2002. Income from operations was $94.1 million for the quarter, versus $35.4 million in the year ago period. Variable annuity sales increased nearly 51% versus the fourth quarter of 2002. The Lincoln Principal SecuritySM, a guaranteed minimum withdrawal benefit, continued to gain sales momentum. “We are encouraged that only 7% of these accounts are taking income at the maximum rate allowed with the guarantee,” said Boscia. “This is an indication that we are reaching our targeted client: the conservative investor who is still in the accumulation stage.”

Full Year Results

     Full year net income for the Retirement segment was $300.5 million, compared to 2002 net income of $53.7 million. Income from operations for the segment was $331.9 million compared to $183.4 million for 2002. For the year, annuity net flows were over $1 billion.

Life Insurance

Fourth Quarter Results

     Life Insurance net income was $82.2 million versus $59.5 million for the same period a year ago. Income from operations for the segment was $73.4 million, versus $63.1 million in the fourth quarter of 2002. Retail first year life premiums, which exclude Corporate Owned Life Insurance (COLI), were $243.5 million in the fourth quarter, up 9% over the prior year period. Universal life, term, and whole life products led the increase. Variable universal life sales were up 47% from the third quarter of 2003, but down 10% from fourth quarter 2002.

Full Year Results

     For the year, the Life Insurance segment reported net income of $252.1 million, compared with $206.1 million in 2002. Income from operations for the segment was $264.5 million, down 2% from the prior year, primarily due to prospective unlocking of deferred acquisition costs in the first and third quarters of 2003. Record retail first year life premiums rose 15% over full year 2002.

Investment Management

Fourth Quarter Results

     The Investment Management segment reported net income of $18.2 million in the fourth quarter, compared to $1.1 million in the fourth quarter of 2002. The segment reported income from operations of $19 million for the quarter, compared to $2.1 million in the fourth quarter of 2002, which was driven by higher assets and a favorable U.K. tax adjustment. Net flows for the segment reached a record $1.65 billion, a 53% increase from the prior year’s period.

Full Year Results

     For 2003, the Investment Management segment reported net income of $30.2 million, compared with a net loss of $1.4 million in 2002. Income from operations for the year was $34.5 million versus $1.8 million in 2002. “It is notable that the Investment Management segment’s results represent about 15% of the company’s increase in income from operations year-over-year even without the favorable U.K. tax adjustment,” said Boscia.

     Net flows for the full year 2003, increased 29% from last year, to a record $3.75 billion and contributed to a growth of $18.2 billion in assets under management, nearly a 21% increase for the year.

Lincoln UK

Fourth Quarter Results

     For the fourth quarter, the UK segment’s net income was $12.2 million, which compares with $17.9 million in the fourth quarter of 2002. Income from operations for the quarter was $13.0 million versus $15.3 million in the same period a year ago.

Full Year Results

     For the year, the UK segment reported net income of $42.9 million, versus $37.7 million in 2002. Income from operations was $43.6 million, up 26% from 2002, due to the growth in equity markets.

Realignment Initiatives

     The realignment initiative announced in 2003 impacted net income in the fourth quarter by a net charge of $8.2 million, resulting from the net effect of restructuring charges and investments in business growth initiatives, partially offset by savings. These initiatives positively impacted fourth quarter income from operations by $1.6 million.

     For the full year, the net income impact of the realignment initiatives resulted in a net charge of $32 million and positively impacted income from operations by $3 million. “Our 2003 experience related to savings and investment in the business was in line with the guidance we provided last quarter,” said Richard C. Vaughan, chief financial officer of Lincoln Financial Group. “However, restructuring charges were less than expected as certain actions were moved to the first quarter of 2004.”

Corporate & Other

Fourth Quarter Results

     Corporate and Other, which includes financing, distribution expenses and the amortization of the deferred gain from the reinsurance business sold in 2001, reported a net loss of $28.2 million for the fourth quarter versus a net loss of $32.5 million in the year ago period. The operating loss was $20.8 million compared to an operating loss of $15.9 million in the fourth quarter of 2002. The increase was due to higher distribution expenses in 2003 and a series of favorable items in the fourth quarter of 2002.

Full Year Results

     The net loss in Corporate and Other for the full year was $113.8 million in 2003 versus a net loss of $247.3 million in 2002. The operating loss was $81.7 million in 2003 compared to an operating loss of $57.2 million in 2002. Results in 2002 were better due to lower distribution losses and interest on proceeds from the sale of the reinsurance business.

     A change in accounting for embedded derivatives in modified coinsurance and co-funds withheld reinsurance (MODCO) contracts reduced consolidated net income by $255.2 million during the fourth quarter. Concurrent with this change, Lincoln elected to move the underlying portfolio of securities, supporting MODCO insurance contracts, from available-for-sale to trading, triggering a gain of $241.5 million. The result of these two actions is a net negative impact of $13.7 million, which will reverse over time.

     As of December 31, 2003, the book value of Lincoln National Corporation common stock, excluding accumulated other comprehensive income, was $27.69, compared with $25.97 a year ago. Book value, including accumulated other comprehensive income, was $32.56 compared with $30.10 a year ago. Through dividends, a total of $243.5 million was returned to shareholders in 2003. The company did not repurchase shares in 2003. However, the share repurchase program is expected to be active in 2004.

     Lincoln National Corporation will discuss the company’s fourth quarter results with investors in a conference call beginning at 10:00 a.m. (EST) on Tuesday, February 10, 2004. The company will also post its fourth quarter 2003 statistical supplement along with slides containing supporting data, on its website, www.LFG.com.

     Lincoln Financial Group is the marketing name for Lincoln National Corporation (NYSE:LNC) and its affiliates. With headquarters in Philadelphia, Lincoln Financial Group has consolidated assets of $107 billion and had consolidated revenues of $5.3 billion in 2003. Through its wealth accumulation and protection businesses, the company provides annuities, life insurance, 401(k) and 403(b) plans, mutual funds, managed accounts, institutional investment and financial planning and advisory services.

Contact:
Priscilla Brown
Vice President, Investor Relations & Strategic Communications
215 448-1422
psbrown@LFG.com

Forward-Looking Statements — Cautionary Language

Certain statements made in this press release are “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words like: “believe,” “anticipate,” “expect,” “estimate,” “project,” “will,” “shall” and other words or phrases with similar meaning.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from the results contained in the forward-looking statements. These risks and uncertainties include, among others, subsequent significant changes in: the company (e.g., acquisitions and divestitures of legal entities and blocks of business — directly or by means of reinsurance transactions including the recently completed divestiture of LNC’s reinsurance business); financial markets (e.g., interest rates and securities markets); competitors and competing products and services; LNC’s ability to operate its businesses in a relatively normal manner; legislation (e.g., corporate, individual, estate and product taxation); the price of LNC’s stock; accounting principles generally accepted in the United States; regulations (e.g., insurance and securities regulations); and debt and claims-paying ratings issued by nationally recognized statistical rating organizations.

Other risks and uncertainties include: the risk that significant accounting, fraud or corporate governance issues may adversely affect the value of certain investments; whether necessary regulatory approvals are obtained (e.g., insurance department, Hart-Scott-Rodino, etc.) and, if obtained, whether they are obtained on a timely basis; whether proceeds from divestitures of legal entities and blocks of business can be used as planned; litigation, arbitration and other actions [e.g., a) adverse decisions in significant actions including but not limited to extracontractual and class action damage cases, b) new decisions which change the law, c) unexpected trial court rulings, d) unavailability of witnesses and e) newly discovered evidence]; acts of God (e.g., hurricanes, earthquakes and storms); whether there will be any significant charges or benefits resulting from the contingencies described in the footnotes to LNC’s consolidated financial statements; acts of terrorism or war; the stability of governments in countries in which LNC does business; and other insurance risks (e.g., policyholder mortality and morbidity).

The risks included here are not exhaustive. Lincoln National Corporation’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the Securities and Exchange Commission include additional risks and factors which could impact LNC’s business and financial performance. Moreover, LNC operates in a rapidly changing and competitive environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors. Further, it is not possible to assess the impact of all risk factors on LNC’s business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undo reliance on forward-looking statements as a prediction of actual results or a projection of earnings.

This press release was issued on February 9, 2004 and all information in this release is as of February 9, 2004. LNC undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in LNC’s expectations.

Definition of Income from Operations

Income from operations represents after-tax results excluding, as applicable, realized gains or losses on investments and derivatives, cumulative effect of accounting changes, restructuring charges, reserve changes on business sold through reinsurance, gain on sale of subsidiaries and certain other items. Income from operations is an internal measure used by the company in the management of its operations. Management believes that this performance measure explains the results of the company’s ongoing operations in a manner that allows for a better understanding of the underlying trends in the company’s current business.

(amounts in millions, except EPS)	Lincoln	Life	Investment	Lincoln	Corporate
For the Quarter Ended Dec 2003	Retirement	Insurance	Management	UK	& Other	Total

Net Income	$109.9	$82.2	$18.2	$12.2	($28.2)	$194.3
Less:
Net realized gain/loss on investments and derivatives	25.3	11.3	0.3	(0.8)	0.1	36.2
Restructuring charges	(3.6)	(2.7)	(1.1)	—	(2.4)	(9.8)
Reserve development and related amortization on business sold through reinsurance	—	—	—	—	0.2	0.2
Net Change in Mark-to-Market on Reinsurance Embedded Derivative/Trading Account Securities	1.8	(0.4)	—	—	1.3	2.7
Mark-to-Market Gain on Reclassification from Available-for-Sale to Trading Account Securities	55.9	—	—	—	185.6	241.5
Cumulative effect of accounting change	(63.6)	0.6	—	—	(192.2)	(255.2)

Income from Operations	$94.1	$73.4	$19.0	$13.0	($20.8)	$178.7
Earnings per share (diluted)
Net Income						$1.08
Income from Operations						$0.99

(amounts in millions, except EPS)	Lincoln	Life	Investment	Lincoln	Corporate
For the Quarter Ended Dec 2002	Retirement	Insurance	Management	UK	& Other	Total

Net Income	$5.0	$59.5	$1.1	$17.9	(32.5)	$51.0
Less:
Net realized gain/loss on investments and derivatives	(30.4)	(3.6)	(1.0)	0.9	1.0	(33.1)
Loss on sale of subsidiaries	—	—	—	—	(9.4)	(9.4)
Restructuring charges	—	—	—	1.7	—	1.7
Reserve development and related amortization on business sold through reinsurance	—	—	—	—	(8.2)	(8.2)

Income from Operations	$35.4	$63.1	$2.1	$15.3	($15.9)	$100.0
Earnings per share (diluted)
Net Income						$0.29
Income from Operations						$0.56

(amounts in millions, except EPS)	Lincoln	Life	Investment	Lincoln	Corporate
For the 12 Months Ended Dec 2003	Retirement	Insurance	Management	UK	& Other	Total

Net Income	$300.5	$252.1	$30.2	$42.9	($113.8)	$511.9
Less:
Net realized gain/loss on investments and derivatives	(12.4)	0.1	0.3	(0.7)	—	(12.7)
Restructuring charges	(13.1)	(12.7)	(4.6)	—	(4.6)	(35.0)
Reserve development and related amortization on business sold through reinsurance	—	—	—	—	(18.5)	(18.5)
Loss on early retirement of subordinated debt	—	—	—	—	(3.7)	(3.7)
Net Change in Mark-to-Market on Reinsurance Embedded Derivative/Trading Account Securities	1.8	(0.4)	—	—	1.3	2.7
Mark-to-Market Gain on Reclassification from Available-for-Sale to Trading Account Securities	55.9	—	—	—	185.6	241.5
Cumulative effect of accounting change	(63.6)	0.6	—	—	(192.2)	(255.2)

Income from Operations	$331.9	$264.5	$34.5	$43.6	($81.7)	$592.8
Earnings per share (diluted)
Net Income						$2.85
Income from Operations						$3.30

(amounts in millions, except EPS)	Lincoln	Life	Investment	Lincoln	Corporate
For the 12 Months Ended Dec 2002	Retirement	Insurance	Management	UK	& Other	Total

Net Income	$53.7	$206.1	($1.4)	$37.7	($247.3)	$48.8
Less:
Net realized gain/loss on investments and derivatives	(128.7)	(62.9)	(3.5)	1.4	17.3	(176.4)
Loss on sale of subsidiaries	—	—	—	—	(9.4)	(9.4)
Reserve development and related amortization on business sold through reinsurance	—	—	—	—	(199.1)	(199.1)
Restructuring charges	(1.0)	—	0.3	1.7	1.1	2.1

Income from Operations	$183.4	$269.0	$1.8	$34.6	($57.2)	$431.6
Earnings per share (diluted)
Net Income						$0.26
Income from Operations						$2.34

Lincoln National Corporation

Digest of Earnings

	For the Quarter Ended December 31
	2003	2002

Revenue	1,702,552,190	1,188,601,996
Net Income	194,332,485	51,041,654
EPS — Basic	$1.09	$0.29
EPS — Diluted	$1.08	$0.29
Ave. Shares — Basic	177,751,483	176,749,068
Ave. Shares — Diluted	180,395,898	178,360,955

	For the Twelve Months Ended December
	2003	2002

Revenue	5,283,880,822	4,635,462,459
Net Income	511,936,416	48,806,633
EPS — Basic	$2.89	$0.27
EPS — Diluted	$2.85	$0.26
Ave. Shares — Basic	177,368,137	182,664,850
Ave. Share — Diluted	179,441,767	184,584,726